                                                                    Exhibit 99.1

                             [EDISON SCHOOLS LOGO]


For Immediate Release, September 12, 2003
-----------------------------------------


Contact:             Chris Scarlata -- Chief Financial Officer
                     212-419-1645

                     Adam Tucker -- VP, Communications
                     212-419-1602


              Edison Schools Reports Fourth Quarter Net Income of
                                 $10.2 Million


Full-year EBITDA of $23.2 million, excluding non-cash stock compensation expense of $882,000 and $888,000 of going-private costs



New York, New York -- Edison Schools Inc. (NASDAQ: EDSN), the nation's leading private manager of public schools, announced today that it posted its first quarterly net income in the Company's history. The Company reported for the quarter ending June 30, 2003 net income of $10.2 million compared to a net loss of $48.9 million for the same period a year ago.

Excluding non-cash stock compensation charges and going-private costs, the Company posted full-year EBITDA (see attached financial statement for reconciliation of this number) of $23.2 million compared to a negative $64.2 million in the same period last year. The Company's net loss for the year was $25 million compared to a net loss of $86 million in fiscal year 2002.

Regarding other fiscal 2003 financial goals, the Company ended the year with approximately $26 million in cash versus a stated goal in December 2003 of $25 million. The Company also reduced its debt from a peak of approximately $100 million in September 2002 to approximately $73 million at year-end.

On August 1, 2003, Edison closed the sale of a non-income producing property in Harlem for approximately $8.9 million, substantially all of which was used to reduce the

Company's debt. In addition, the Company expects to reduce its debt even further through the repayment of a $17 million note receivable from a charter school client from a bond offering that is scheduled to price and close by October 2003. After this refinancing, the Company will have generated $33 million in proceeds from refinancings versus its goal of $30 million.

On July 14, 2003 Edison announced that it had signed a definitive merger agreement with a company formed by Chris Whittle and an affiliate of Liberty Partners, a private equity firm based in New York City. Edison's Board of Directors, based upon the unanimous recommendation of a Special Committee of disinterested directors, has approved the merger agreement, which provides for each outstanding share of Edison Class A and Class B Common stock to be acquired for $1.76 per share in cash. The Company plans to complete this transaction, subject to shareholder approval, this fall.

The Company also announced in July 2003 that it had extended its $55.0 million revolving credit facility to November 15, 2003 with the goal of bridging the time period between the previous maturity of this facility and the closing of the above transaction. Should the announced merger not be consummated by this date, the Company will need to refinance this facility.

Non-GAAP Financial Measure
--------------------------

EBITDA is a non-GAAP financial measure. EBITDA is defined as net income (loss) before income tax expense (benefit), interest expense, interest income, depreciation and amortization. The most directly comparable GAAP financial measure to EBITDA is net income (loss). A reconciliation of EBITDA to net income
(loss) is presented in a table attached to this press release.





ABOUT EDISON SCHOOLS
--------------------

Founded in 1992, Edison partners with school districts and charter boards to raise student achievement through its research-based school design, aligned assessment systems, interactive professional development, integrated use of technology and other proven program features. Edison students are achieving annual academic gains well above national norms. Edison Schools now serves more than 132,000 public school students in over 20 states through four different business channels: (1) the management of schools for school districts, (2) charter schools, (3) summer and after-school programs, and (4) achievement management solutions for school systems. The Company operates 130 full-year schools and 200 summer schools.

Between 1992 and 1995 and in on-going efforts, Edison's team of leading educators and scholars has conducted intensive research to develop its school design and support systems. Edison opened its first four schools in August 1995, and has grown in every subsequent year. For more information, please visit www.edisonschools.com.]
---------------------

Any statements in this press release and any other press release issued by Edison on or about the date hereof about future expectations, plans and prospects for Edison, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the risk factors discussed in our most recent quarterly report filed with the SEC. The forward-looking statements included in this press release represent Edison's estimates as of September 12, 2003. Edison anticipates that subsequent events and developments will cause its estimates to change. While Edison may elect to update these forward-looking statements at some point in the future, Edison specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Edison's estimates or views as of any date subsequent to September 12, 2003.

                                      ###


LEGEND

Edison Schools Inc. has filed a preliminary a proxy statement, and Shakespeare Acquisition LLC has filed other relevant documents, with the SEC concerning the proposed merger of a wholly-owned subsidiary of Shakespeare Acquisition LLC with and into Edison Schools Inc. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the documents filed with the SEC by Edison Schools Inc. free of charge on the SEC's website or by requesting them in writing from Edison Schools Inc. at 521 5th Avenue, 11th Floor, New York, NY 10175, Attention: Investor Relations, or by telephone at 212-419-1600. You may obtain documents filed by Shakespeare Acquisition LLC free of charge on the SEC's website or by requesting them in writing from Shakespeare Acquisition LLC c/o Liberty Partners, 1370 Avenue of the Americas, 34th Floor, New York, NY 10019, Attention: Investor Relations, or by telephone at 212-541-7676.

Edison Schools Inc. and Shakespeare Acquisition LLC, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of Edison Schools Inc. in connection with the merger. Information about the directors and executive officers of Edison Schools Inc. and their ownership of Edison Schools Inc. stock will be set forth in the proxy statement when it becomes available. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement when it becomes available.

Edison Schools Inc.
Fiscal Year Ending June 30, 2003
(Dollars in 000's, except loss per share data)


                                                   Three Months Ended                     Year Ended
                                              June, 2003        June, 2002        June, 2003        June, 2002
Net revenue                                     $139,790          $137,772          $430,844          $465,058

Education and operating expenses:
  Direct site expenses                            60,179            69,395           191,432           211,438
  Client paid                                     37,229            44,307           143,669           178,702
Administration, curriculum and development *      19,474            33,577            70,010            89,352
Preopening expenses                                  330               545             3,752             6,153
Stock-based compensation                             293            (7,611)              882           (13,338)
Impairment charges                                    --            36,878                --            36,878
Depreciation and amortization                      8,759            10,382            34,850            37,396
  Total education and operating expenses         126,264           187,473           444,595           546,581

  Income (loss) from operations                   13,526           (49,701)          (13,751)          (81,523)

Other income (expense)
  Interest income                                  1,941             2,374             8,406             9,435
  Interest expense                                (4,951)           (1,412)          (19,145)           (6,200)
  Other                                               17                20               377            (6,712)
                                                --------          --------          --------          --------
    Total other                                   (2,993)              982           (10,362)           (3,477)
                                                ========          ========          ========          ========

    Income (loss) before provision for
      state and local taxes                       10,533           (48,719)          (24,113)          (85,000)

Provision for state and local taxes                 (375)             (205)             (915)           (1,040)

                                                --------          --------          --------          --------
Net income (loss)                               $ 10,158          $(48,924)         $(25,028)         $(86,040)
                                                ========          ========          ========          ========

Per share data
  Basic and diluted net income (loss)
    per share                                   $   0.19          $  (0.91)         $  (0.47)         $  (1.61)


Weighted average shares of common stock           52,864            53,820            53,364            53,564
  outstanding used in computing basic and
  diluted net income (loss) per share

Operating information
  Enrollment - students **                        80,000            74,000            80,000            74,000
  EBITDA                                          22,302           (39,299)           21,476           (50,839)

Non-GAAP financial measure
  Reconciliation of net income (loss) to EBITDA
  ---------------------------------------------
  Net income (loss)                             $10,158           $(48,924)         $(25,028)         $(86,040)
  Interest expense                                4,951              1,412            19,145             6,200
  Interest income                                (1,941)            (2,374)           (8,406)           (9,435)
  Depreciation and amortization                   8,759             10,382            34,850            37,396
  Taxes                                             375                205               915             1,040
                                               --------          ---------         ---------          --------
    EBITDA                                       22,302           (39,299)            21,476           (50,839)
                                               --------          ---------         ---------          --------

  Stock-based compensation                          293            (7,611)               882           (13,338)
  Going private costs                               888                --                888                --
                                               --------          ---------         ---------          --------
    EBITDA, as adjusted                        $ 23,483           $(46,910)        $  23,246          $(64,177)
                                               ========          =========         =========          =========


*  Includes gain (loss) on sale of fixed assets
** Does not include students enrolled in our summer school program